Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form N-2 of our report dated February 22, 2024, with respect to the consolidated financial statements of Barings BDC, Inc., the senior securities table, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights,” “Senior Securities,” “Experts,” and “Financial Statements and Exhibits” in this Registration Statement.

/s/ KPMG LLP

Charlotte, North Carolina
September 25, 2024